Exhibit 99.1

Contacts:
Kevin Gregory Senior Vice President, Chief Financial Officer (734) 997-4925 kevin.gregory@proquest.com	Mark Trinske Vice President, Investor Relations (734) 997-4910 mark.trinske@proquest.com

PROQUEST COMPANY TO ACQUIRE VOYAGER EXPANDED LEARNING

Establishes Platform Business in K-12 Educational Publishing

ANN ARBOR, Mich., December 14, 2004 -- ProQuest Company (NYSE: PQE), a leading electronic publisher for the education and automotive markets, has signed a definitive merger agreement to acquire privately held Voyager Expanded Learning ("Voyager" or "Voyager Learning"). The company expects the acquisition to close in early 2005 subject to various closing conditions. Voyager will contribute to ProQuest's earnings in 2005 and will be accretive for the full year.

"The acquisition of Voyager establishes a growth platform for ProQuest in the area of K-12 curriculum and intervention solutions," said Alan Aldworth, ProQuest's chairman and chief executive officer. "I have spent much of my career building education companies like Voyager. The ProQuest Board of Directors and I consider this acquisition to represent an exciting opportunity for the company."

Aldworth has a decade of leadership experience in the education market. Prior to joining ProQuest in 2000, he was one of the founders of Tribune Education, a publisher of solutions-based educational materials for the K-12 and consumer markets. Under Aldworth's leadership, Tribune Education grew to $375 million in sales before it was sold to McGraw-Hill Companies, Inc. in 2000.

Financial Details

Under the terms of the agreement, ProQuest will acquire the stock of Voyager for $340 million in cash and $20 million in ProQuest Company stock. ProQuest may pay up to $20 million in additional consideration based on various factors including Voyager's operating performance. The cash portion of the payment will be financed through debt.

For calendar 2004, Voyager is on pace to generate revenue of approximately $85 to $90 million with strong EBITDA margins. Voyager's revenue is expected to grow more than 20% in 2005. ProQuest Company is still valuing the acquired identifiable intangible assets and determining the associated amortization and depreciation of those assets. Based on preliminary review of the amortization of Voyager's intangible assets, ProQuest expects that 2005 earnings including Voyager will be from $2.20 to $2.40 per share. ProQuest expects to refine its estimates and provide detailed total company guidance for 2005 on its fourth quarter and 2004 year-end earnings conference call which will be held in February.

Voyager's growing revenues, strong operating margins, and low capital expenditures generate significant free cash flow. ProQuest believes the free cash flow from the combined entities will permit it to support the increased level of debt from the acquisition. ProQuest is expected to continue to have investment grade credit statistics.

Voyager Profile

Based in Dallas, Texas, Voyager Expanded Learning provides research-based reading curriculum and professional development programs for school districts throughout the United States. Voyager currently has 180 employees and has a highly profitable, scalable business model with good visibility and strong growth. Voyager's solutions have resulted in renewal rates in excess of 95 percent among existing customers.

Voyager's curriculum and intervention solutions have been shown to significantly reduce gaps in student performance. The cornerstone of Voyager Learning is its patented, research-driven reading intervention and assessment program that integrates all of the vital components necessary for teaching every child to read at grade level. Voyager's reading programs are currently used in 500 school districts, including Dallas, New York City, Philadelphia, Phoenix, Miami, Las Vegas, and Washington, D.C. Voyager's research-based reading curriculum addresses the No Child Left Behind Act's essential components of reading instruction. Its products include:

    Passport (English) and Pasaporte (Spanish) -- intervention programs for struggling readers
    Universal Literacy System® -- core reading program for primary grades
    VoyagerU® -- professional development program for teachers
    Summer school / extended day -- supplementary learning opportunities

In addition, Voyager has developed a new math intervention program that will be introduced to the market in 2005.

In a recent nationwide study of 10,000 kindergarten through second grade students, less than 40 percent were reading at grade level at the start of the school year. After using Voyager's Universal Literacy System for one year, more than 70 percent were reading at grade level. Many other academic research studies have also validated the efficacy of Voyager Learning's products.

Voyager also provides professional development for teachers. The No Child Left Behind Act has specifically allocated $2.9 billion for teacher training. VoyagerU's research-based professional development is delivered online in a profitable and scalable model. The online training is accompanied by hands-on activities and supported by coaching, peer discussion and feedback that enable teachers to significantly improve their teaching effectiveness. New York, Georgia and Arizona have initiated VoyagerU virtual reading academies to help teachers achieve success through professional development.

Management

Mr. Randy Best, chairman, chief executive officer and co-founder of Voyager will act as a consultant for the combined company. Mr. Best will also join the ProQuest Company Board of Directors. Other key members of Voyager's senior management team will remain with the company.

"The management team at Voyager is delighted to be joining a company that is highly respected in educational circles, and shares our passion for making a difference in education. I look forward to working with ProQuest, and I'm pleased to be able to contribute to the company's growth as a member of its board of directors," said Best.

Conference Call

ProQuest will hold a conference call to discuss the acquisition of Voyager Expanded Learning today, December 14, 2004 at 12:00 p.m. Eastern time.

To participate in the call, dial l-888-688-0384 (International 706-679-7706), using the password ProQuest Company. For your convenience, the call will be taped and archived until Friday, December 24, 2004 and can be accessed by calling 706-645-9291, and entering ID#2813294. This broadcast may also be accessed over the Internet at www.proquestcompany.com or www.streetevents.com. To listen to the live broadcast, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at the www.proquestcompany.com website.

Basis of Presentation

The financial information in this press release is presented in accordance with GAAP, except for references to earnings before interest, income taxes, and depreciation and amortization (EBITDA), which excludes interest, income taxes and depreciation and amortization.

EBITDA provides useful information about how ProQuest Company's management assesses the company's ability to fund working capital items and capital expenditures as well as service and comply with the terms of its debt agreements. The company's ability to fund working capital items, fund capital expenditures and service debt in the future, however, may be affected by other operating or legal requirements.

About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of information solutions for the education, automotive and power equipment markets. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world's automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services. ProQuest Company was recently named one of the nation's 200 best small companies by Forbes magazine, and one of the 100 fastest growing technology companies in the United States by Business 2.0 magazine.

About Voyager Expanded Learning

Voyager Expanded Learning is a privately held company based in Dallas, Texas. Voyager is a provider of in-school reading programs, reading intervention programs and professional development programs for school districts throughout the United States. Creating the first comprehensive reading system to assure success, the Voyager Universal Literacy System® warrants that students who enter the System in kindergarten will read at grade level by the end of third grade. Founded in 1994, Voyager has delivered extended-time reading and basic skills intervention programs to more than 1,000 school districts and large-scale reading programs in cities such as Dallas, Phoenix, New York, Philadelphia, and the District of Columbia, resulting in dramatically improved student performance. Partnerships and collaborations with Discovery Channel, Smithsonian Institution, and NASA enable Voyager to provide the most timely and powerful curricula available in the American classroom. Voyager may be found online at www.voyagerlearning.com.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: increased debt level due to the acquisition of Voyager, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, delays in the receipt of necessary regulatory approvals, the satisfaction of other closing conditions, the ability to successfully close and integrate Voyager and other acquisitions, demand for ProQuest's products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest's business, including K-12 and higher education, and automotive, the impact of competition and the uncertainty of economic conditions in general, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company's ability to obtain financing, global economic conditions, financial market performance, and other risks listed under "Risk Factors" in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", "projects", "intends", "prospects", "priorities", or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

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